UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 21, 2023
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

Termination of Bunge Master Trust in connection with Redomestication

On June 21, 2023, Bunge Limited (“Bunge”), Bunge Funding, Inc. (“BF”), Bunge Finance North America, Inc. (“BFNA”), Bunge Limited Finance Corp. (“BLFC”), Bunge Finance Limited (BFL), Bunge Finance Europe B.V. (“BFE”), Bunge Asset Funding Corp. (“BAFC”), and Bunge Management Services Inc. (“BMSI”), each of which are wholly owned subsidiaries of Bunge, terminated the Bunge Master Trust, which had previously been formed to facilitate third party financing. Bunge terminated the Bunge Master Trust in accordance with a termination and lien release agreement with The Bank of New York Mellon in order to simplify the legal framework around its capital structure. In connection with the termination of the Bunge Master Trust:

•Bunge amended its existing credit agreements and related guarantees to remove all references and provisions related to the Bunge Master Trust. The amendments also provide, or additional amendments are expected to be entered into that will provide, that Bunge’s obligations as the existing guarantor will be automatically assigned to Bunge Global SA, the new Swiss holding company (“Bunge Global”), as successor guarantor, effective at the completion of the previously announced redomestication from Bermuda to Switzerland, which remains subject to the approval of Bunge’s shareholders (upon receipt of such shareholder approval, the “Redomestication”). As part of these amendments, the commitments under Bunge’s $1.35 billion JPMorgan revolving credit facility were increased to $1.95 billion, and the $600 million liquidity facility at BAFC was terminated, keeping the total committed borrowing capacity unchanged at $5,665 million.

•Bunge and BLFC entered into supplemental indentures to each of the indentures related to BLFC’s outstanding senior notes to remove all references and all provisions related to the Bunge Master Trust. Bunge Global expects to enter into supplemental indentures to assume Bunge’s obligations as existing guarantor and become a successor guarantor in respect of the outstanding senior notes upon the consummation of the Redomestication.

•Bunge amended its existing $1.1 billion trade receivable securitization program with Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as administrative agent and purchaser agent, to remove all references and all provisions related to the Bunge Master Trust and to automatically assign Bunge’s obligations as existing guarantor to Bunge Global as successor guarantor, effective at the completion of the Redomestication. In addition, MUFG Bank, Ltd. and Gotham Funding Corporation were added as a purchaser group under the securitization program.

From time to time, certain of the parties under these debt instruments and/or their affiliates provide financial services to Bunge, Bunge Global, BLFC, BFE and other subsidiaries of Bunge and Bunge Global.

The foregoing descriptions of these amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the amendments to these credit facilities and securitization program and the supplemental indentures included as Exhibits 10.1 to 10.16 hereto and incorporated by reference herein.

364-Day Revolving Credit Agreement

On June 21, 2023, BLFC entered into an unsecured $1.1 billion 364-day Revolving Credit Agreement (the “$1.1 Billion 2024 Credit Agreement”) with Rabobank, as administrative agent, and certain other lenders (the “Lenders”), maturing on June 20, 2024. Bunge may from time-to-time request one or more of the existing or new Lenders to increase the total participations under the $1.1 Billion 2024 Credit Agreement by an aggregate amount up to $250 million, subject to Lender approval, pursuant to an accordion provision. The $1.1 Billion 2024 Credit Agreement replaced an existing $1.1 billion 364-day revolving credit agreement, dated as of July 15, 2022 (the “Terminated Credit Agreement”), among BLFC, Rabobank, as administrative agent, and certain other lenders party thereto that was scheduled to mature on July 14, 2023. Bunge had no principal amounts outstanding under the Terminated Credit Agreement on the date of termination. BLFC may use proceeds from future borrowings under the $1.1 Billion 2024 Credit Agreement for general corporate purposes.

Borrowings under the $1.1 Billion 2024 Credit Agreement will bear interest, at BLFC’s option, at the daily simple or term Secured Overnight Financing Rate (“SOFR”) plus a 0.10% SOFR adjustment plus the Applicable Margin (as defined below) or at the alternate base rate then in effect plus the Applicable Margin minus one percent (1.00%). The margin applicable to a daily simple SOFR, term SOFR or alternate base rate borrowing (the “Applicable Margin”) will vary between 0.55% and 1.00% and be based on the higher of the senior long-term unsecured debt rating that Moody’s and S&P provides: (a) prior to the completion of the Redomestication, of Bunge, and on and after the completion of the Redomestication, of Bunge Global or (b) if Moody’s or S&P does not provide such a rating of Bunge or Bunge Global, as applicable, then of BLFC.

The $1.1 Billion 2024 Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the $1.1 Billion 2024 Credit Agreement are guaranteed by Bunge, as existing guarantor, and will be guaranteed by Bunge Global, as successor guarantor, effective automatically at the completion of the Redomestication. The guaranty, among other customary covenants, obligates Bunge to maintain a total consolidated current assets to total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio.

From time to time, certain of the Lenders under the $1.1 Billion 2024 Credit Agreement and/or their affiliates provide financial services to Bunge, Bunge Global, BLFC, BFE and other subsidiaries of Bunge and Bunge Global.

The foregoing descriptions of the $1.1 Billion 2024 Credit Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.17 and 10.18 hereto and incorporated by reference herein.

Item 1.02 Termination of Material Definitive Agreements

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.
Item 7.01 Regulation FD

On June 21, 2023, BAFC terminated its existing $600 million asset-backed commercial paper program and its related liquidity and letter of credit facilities. To continue access to the commercial paper market, BLFC established a new $1.0 billion unsecured corporate commercial paper program. Under the new commercial paper program, Bunge will initially serve as existing guarantor of any notes. Upon the completion of the Redomestication, Bunge Global will automatically become the successor guarantor of any notes. The short-term credit ratings assigned to the program are expected to be P-2 by Moody’s and A-2 by S&P. The short-term credit ratings of the new $1 billion commercial paper program require Bunge to keep same day unused committed borrowing capacity under its long-term committed credit facilities in an amount greater or equal to the amount of commercial paper issued and outstanding.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement, dated as of June 21, 2023, related to the BLFC JPMorgan Revolving Credit Facility
10.2	First Amended and Restated Guaranty, dated as of June 21, 2023, related to the BLFC JPMorgan Revolving Credit Facility
10.3	Credit Agreement, dated as of June 21, 2023, related to the BLFC CoBank Revolving Credit Facility, the BLFC CoBank Term Loan I Facility and the BLFC CoBank Term Loan II Facility
10.4	Guaranty, dated as of June 21, 2023, related to the BLFC CoBank Revolving Credit Facility, the BLFC CoBank Term Loan I Facility and the BLFC CoBank Term Loan II Facility
10.5	Second Amendment to Term Loan Agreement, dated as of June 21, 2023, related to the BLFC SMBC Yen Term Loan Facility and the BLFC Dollar Term Loan Facility
10.6	Second Amended and Restated Guaranty, dated as of June 21, 2023, related to the BLFC SMBC Yen Term Loan Facility and the BLFC Dollar Term Loan Facility
10.7	First Amended and Restated Term Loan Agreement, dated as of June 21, 2023, related to the BLFC JPMorgan Term Loan Facility
10.8	First Amended and Restated Guaranty, dated as of June 21, 2023, related to the BLFC JPMorgan Term Loan Facility
10.9	Second Amendment Agreement to Facility Agreement, dated as of June 21, 2023, related to the BFE CA-CIB Revolving Credit Facility*
10.10	First Amended and Restated Guaranty, dated as of June 21, 2023, related to the BFE CA-CIB Revolving Credit Facility
10.11	Twenty-Third Amendment to Receivables Transfer Agreement, dated as of June 21, 2023, related to the Securitization Program*
10.12	First Amended and Restated Performance and Indemnity Agreement, dated as of June 21, 2023, related to the Securitization Program
10.13	First Supplemental Indenture, dated as of June 21, 2023, to Indenture, dated as of August 15, 2016
10.14	First Supplemental Indenture, dated as of June 21, 2023, to Indenture, dated as of September 25, 2017
10.15	First Supplemental Indenture, dated as of June 21, 2023, to Indenture, dated as of August 17, 2020
10.16	First Supplemental Indenture, dated as of June 21, 2023, to Indenture, dated as of May 14, 2021
10.17	$1.1 Billion 2024 Credit Agreement, dated as of June 21, 2023
10.18	$1.1 Billion 2024 Credit Agreement, dated as of June 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain confidential information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company will furnish supplementally a copy of any redacted information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2023

BUNGE LIMITED

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary